INVESTOR REGISTRATION RIGHTS AGREEMENT

       THIS INVESTOR REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 16, 2009, by and among My Screen Mobile, Inc, a Delaware corporation (the "Company"), Global Financial Enterprises, LLC, a Florida limited liability company ("GFE") and the other investors party to this Agreement (GFE and such other investors sometimes hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

       WHEREAS:

       A.	In connection with the Securities Purchase Agreement by and
among the Company and GFE of even date herewith (the "Securities
Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to GFE an unsecured convertible debenture (the
"Debenture") which shall be convertible into shares of the Company's common stock, par value US$.001 per share (the "Common Stock") and warrants to purchase up to 4,761,905 shares of Common Stock (the "GFE Warrant"), pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of up to Five Million U.S.
Dollars ($5,000,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

       B.	In connection with the Securities Purchase Agreement, GFE
and other designees of GFE which are Investors hereunder are also receiving warrants to purchase up to 175,000 shares of Common Stock
(the "Compensation Warrant")(the GFE Warrant and the Compensation
Warrant hereinafter collectively referred to as the "Warrants") and up to 1,000,000 shares of Common Stock (the "Compensation Stock").

       C.	To induce GFE to execute and deliver the Securities
Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

       1.	DEFINITIONS.

       As used in this Agreement, the following terms shall have the following meanings:

             (a)	"Person" means a corporation, a limited liability
company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

             (b)	"Register," "registered," and "registration" refer to
a registration effected by preparing and filing one or more
Registration Statements (as defined below) in compliance with the 1933
Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis
("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange
SEC (the "SEC").

             (c)	"Registrable Securities" means: (i) the shares of
Common Stock issuable to GFE upon conversion of the Debenture pursuant to the Securities Purchase Agreement; (ii) the shares of Common Stock issuable to any Investor upon exercise of any of the Warrants issuable pursuant to the Securities Purchase Agreement; (iii) the Compensation Stock; (iv) the Penalty Shares (as hereinafter defined); and (v) any shares of capital stock of the Company issued or issuable with respect to any of the foregoing in (i) - (iv) of this Section 1(c) as a result of any stock split, stock dividend, recapitalization, exchange, merger, reorganization or similar event or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (y) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, or (z) they are or may be freely traded without registration or without restriction (including any volume limitations) pursuant to Rule 144.

             (d)	"Registration Statement" means a registration
statement under the 1933 Act which covers the Registrable Securities.

             (e)	"Registration Period" means the earlier of the date on
which: (a) all Investors have sold all of the Registrable Securities and (b) Investors may freely trade such Registrable Securities without registration or without restriction (including any volume limitations).

       2.	REGISTRATION.

             (a)	Subject to the terms and conditions of this Agreement,
the Company shall prepare and file, no later than one hundred fifty
(150) days from the date of the First Closing, as defined in the Securities Purchase Agreement (the "Scheduled Filing Deadline"), with the SEC a registration statement on Form S-1 under the 1933 Act (the
"Initial Registration Statement") for the registration for the resale by the Investors of all the Registrable Securities held by such Investors, including, without limitation, the number of shares of Common Stock which are anticipated to be issued upon conversion of the Debenture issued pursuant to the Securities Purchase Agreement, the number of shares of Common Stock which are anticipated to be issued upon exercise of the Warrants, the Compensation Stock and the Penalty
Shares, if any (subject to Rule 415 restrictions). The Company shall cause the Registration Statement to remain effective until the end of the Registration Period. Prior to the filing of the Registration
Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors and to David Kahan,
P.A. for their review and comment. The Investors and David Kahan, P.A.
shall furnish comments on the Initial Registration Statement to the Company within five (5) business days of receipt thereof from the Company.

             (b)	Effectiveness of the Initial Registration Statement.
The Company shall use its commercially reasonable efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than thirty (30) days after the Scheduled Filing Deadline (the "Scheduled Effective Deadline") and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect as set forth in Paragraph 2(a) of this Agreement.

             (c)	Failure to File or Obtain Effectiveness of the
Registration Statement. Subject to the provisions of this Paragraph and this Agreement, in the event the Registration Statement is not filed with the SEC by the Scheduled Filing Deadline or declared effective by the SEC on or before the Scheduled Effective Deadline, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise), unless such is due to action or inaction of any of the Investors, then such event shall be a default by the Company under this Agreement (without any further notice or cure period), and in addition to any other remedies the Investors may have, at law or in equity, as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay and issue to the Investors (pro rata based on the relative amount of Registrable Shares held by each of the Investors), as liquidated damages, an additional five hundred thousand (500,000) shares of Common Stock for each thirty (30) days the Registration Statement is not filed by the Scheduled Filing Date, or for each thirty (30) days the Registration Statement is not made effective past the Scheduled Effective Deadline, or for each thirty
(30) days during which sales cannot be made pursuant to the Registration Statement, as applicable ("Penalty Shares"). The parties hereto agree that in no event shall Investors receive more than two million (2,000,000) Penalty Shares. The parties agree that no Penalty Shares shall be issued if the failure to meet the Scheduled Filing Date or the Scheduled Effective Deadline is caused by factors wholly outside of the Company's control, which shall include, but not be limited to, delays caused by a review of the Registration Statement by the SEC.

             (d)	Liquidated Damages. The Company and the Investors
hereto acknowledge and agree that the sums payable under subsection
2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights and remedies of the Investors, including the right to call a default. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement,
(iii) one of the reasons for the Company and the Investors reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investors are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm's length.

       3.	RELATED OBLIGATIONS.

             (a)	The Company shall keep the Registration Statement
effective pursuant to Rule 415 at all times until the end of the Registration Period.

             (b)	The Registration Statement (including any amendments
or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

             (c)	The Company shall prepare and file with the SEC such
amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration
Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or such Registrable Securities may otherwise be disposed of without registration and without restriction. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company's filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended
(the "1934 Act"), the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

             (d)	The Company shall furnish to the Investor, without
charge, (i) at least one (1) copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten
(10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request in writing) and (iii) such other documents as the Investor may reasonably request in writing from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor.

             (e)	The Company shall use its commercially reasonable
efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration
Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each of the Investors who hold Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

             (f)	As promptly as practicable after becoming aware of
such event or development, the Company shall notify the Investors in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to the Investors. The Company shall also promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration
Statement would be appropriate.

             (g)	The Company shall use its commercially reasonable
efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension in a commercially reasonable timeframe and to notify the Investors who hold Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

             (h)	The Company shall hold in confidence and not make any
disclosure of information concerning any of the Investors provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any of the Investors is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

             (i)	Upon written request, and no more frequently than one
(1) time per six (6) months, the Company shall make available for inspection by (i) any Investor and (ii) one (1) firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request in writing; provided, however, that each Inspector shall agree, and each Investor hereby agrees, to hold in strict confidence and shall not make any disclosure (except to an Investor) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration
Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Investors acknowledge and agree that they are jointly prohibited from making more than one (1) request hereunder in any six (6) month period and that a request by any one Investor will preclude all other Investors (as well as such requesting Investor) from making an additional request hereunder for a period of a minimum of six (6) months from the date on which the Company provides the information required hereunder.

             (j)	The Company shall use its commercially reasonable
efforts to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) the inclusion for quotation on the National Association of Securities Dealers, Inc.
OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

             (k)	The Company shall cooperate with the Investors and, to
the extent applicable, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as each of the Investors may reasonably request in writing and registered in such names as teach of the Investors may request.

             (l)	The Company shall use its best efforts to cause the
Registrable Securities covered by the applicable Registration
Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

             (m)	The Company shall use its best efforts to comply with
all applicable rules and regulations of the SEC in connection with any registration hereunder.

             (n)	Within three (3) business days after a Registration
Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with a copy to each of the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

             (o)	The Company shall take all other reasonable actions
necessary to expedite and facilitate the lawful disposition by the Investors of Registrable Securities pursuant to a Registration
Statement.

       4.	OBLIGATIONS OF THE INVESTOR.

       Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), each Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or receipt of notice that no supplement or amendment is required.

       5.	EXPENSES OF REGISTRATION.

       All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

       6.	INDEMNIFICATION.

       With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

             (a)	To the fullest extent permitted by law, the Company
will, and hereby does, indemnify, hold harmless and defend each of the Investors, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls each of the Investors within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred or suffered by an Indemnified Person, or any one of them, in investigating, settling, preparing or defending any action or otherwise in connection with any claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (collectively, the "Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other
"blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse each Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with or otherwise related to any such Claim.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim against an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor.

             (b)	In connection with a Registration Statement, each
Investor, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that each Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified
Damages relating to a Violation caused by such Investor and not any other Investor, and only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor's use of the prospectus to which the Claim relates.

             (c)	Promptly after receipt by an Indemnified Person or
Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent;
provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

             (d)	The indemnification required by this Section 6 shall
be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

             (e)	The indemnity agreements contained herein shall be in
addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

       7.	CONTRIBUTION.

       To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any Investor shall be limited in amount to the net amount of proceeds received by such Investor from the sale of such Registrable Securities and contribution by the Company shall be limited in amount to the net amount of proceeds received by the Company from the sale of the Debenture pursuant to the Securities Purchase Agreement.

       8.	REPORTS UNDER THE 1934 ACT.

       With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration
("Rule 144") the Company agrees to:

             (a)	make and keep public information available, as those
terms are understood and defined in Rule 144;

             (b)	file with the SEC in a timely manner all reports and
other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements
(it being understood that nothing herein shall limit the Company's obligations under the Securities Purchase Agreement) and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

             (c)	furnish to the Investors, so long as any of the
Investors own Registrable Securities, promptly upon written request,
(i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit any of the Investors to sell such securities pursuant to Rule 144 without registration.

       9.	AMENDMENT OF REGISTRATION RIGHTS.

       Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Investor and the Company.

       10.	MISCELLANEOUS.

             (a)	A Person is deemed to be a holder of Registrable
Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

             (b)	Any notices, consents, waivers or other communications
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or
(iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Maurizio Angelone, CEO
My Screen Mobile, Inc.
70 Yorkville Ave., Suite 300
Toronto, Ontario, M5R 1B9
Telephone:
Facsimile:


With a copy to:

James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL  33496
Attention:	James Dodrill, Esq.
Telephone:	(561) 862-0529
Facsimile:	(561) 892-7787


If to the Investor:

As to each Investor, to the address set forth in the signature page for each such Investor




With Copy to:
David Kahan, P.A.

3125 W. Commercial Blvd., Suite 100
Ft. Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910



Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

             (c)	Failure of any party to exercise any right or remedy
under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

             (d)	The laws of the State of Florida shall govern all
issues concerning the relative rights of the Company and the Investors as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule
(whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State Courts of the State of Florida sitting in Broward County, Florida and federal courts for the Southern District of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

             (e)	This Agreement, the Securities Purchase Agreement and
related documents including the Debenture and the Warrants dated the date hereof by and among the Company and the Investors, as applicable, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities
Purchase Agreement and related documents including the Debenture and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

             (f)	This Agreement shall inure to the benefit of and be
binding upon the permitted successors and assigns of each of the parties hereto.

             (g)	The headings in this Agreement are for convenience of
reference only and shall not limit or otherwise affect the meaning hereof.

             (h)	This Agreement may be executed in identical
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

             (i)	Each party shall do and perform, or cause to be done
and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             (j)	The language used in this Agreement will be deemed to
be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

             (k)	This Agreement is intended for the benefit of the
parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

       IN WITNESS WHEREOF, the parties have caused this Investor
Registration Rights Agreement to be duly executed as of day and year first above written.

                                       COMPANY:

                                       MY SCREEN MOBILE, INC.


                                       By:/s/ Maurizio Angelone
                                       Name:	Maurizio Angelone
                                       Title:	CEO


                                       GFE:

                                       GLOBAL FINANCIAL ENTERPRISES, LLC


                                       By: /s/ Sam Halim
                                       Name:	Sam Halim
                                       Title:	Manager

                                       Investor Address and Contact Info.:

                                       Global Financial Enterprises, LLC
                                       7080 IsleGrove Place
                                       Boca Raton, FL 33433
                                       Attn: Sam Halim, Manager
                                       Telephone: (561) 702-6712

SIGNATURE PAGE FOR INVESTOR

	By its execution below, the undersigned Investor hereby acknowledges that it has read and understood the Investor Registration Rights Agreement to which this Signature Page is attached and hereby agrees to be bound by all of the terms, conditions and obligations of the Agreement.

GLOBAL PARTNERS, LLC


/s/ Sam Halim
Name: Sam Halim
Title Manager


Date: December 16, 2009

Investor Address and Contact Info.:

Global Financial Enterprises, LLC
7080 IsleGrove Place
Boca Raton, FL 33433
Attn: Sam Halim, Manager
Telephone: (561) 702-6712

SIGNATURE PAGE FOR INVESTOR

	By its execution below, the undersigned Investor hereby acknowledges that it has read and understood the Investor Registration Rights Agreement to which this Signature Page is attached and hereby agrees to be bound by all of the terms, conditions and obligations of the Agreement.

DAVID KAHAN, P.A.


/s/ David Kahan
Name: David Kahan
Title: President


Date: December 16, 2009

Investor Address and Contact Info.:

3125 W. Commercial Blvd., Suite 100
Ft. Lauderdale, FL  33309
Telephone:  (954) 548-3930
Facsimile:  (954) 548-3910

EXHIBIT A
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention:

Re:	MY SCREEN MOBILE, INC.

Ladies and Gentlemen:

       We are counsel to MY SCREEN MOBILE, INC., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Investor Registration Rights Agreement (the "Registration Rights Agreement") entered into by and among the Company and the Investors named therein (collectively, the "Investors") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange
SEC (the "SEC") relating to the Registrable Securities which names the Investors as a selling stockholders thereunder.

       In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.
Very truly yours,

[INSERT NAME OF COMPANY COUNSEL]

By:

cc:	[INVESTOR'S CONTACT INFORMATION]